EXHIBIT (h)(2)(f)

                ADDENDUM TO ORGANIZATION AGREEMENT
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               ADDENDUM TO ORGANZATIONAL AGREEMENT



     The Organizational Agreement, made the 28th day of December, 1988 among The GCG Trust (the "Trust"), Directed Services, Inc. ("DSI"), and Golden American Life Insurance Company ("Golden American") (the "Organizational Agreement"), as amended by the Assignment Agreement to the Organizational Agreement dated March 20, 1991, and Addenda to the Organizational Agreement dated October 1, 1993, and November 7, 1993 is hereby amended by the addition of the provisions set forth in this Addendum to the Organizational Agreement, which is dated as of the 29th day of September, 1995.

                           WITNESSETH:

     WHEREAS, the Trust is authorized to issue separate series, each of which will offer a separate class of shares of beneficial interest, each series having its own investment objective or objectives, policies, or limitations;

     WHEREAS, the Trust currently offers shares in multiple series, may offer shares of additional series in the future, and intends to offer shares of additional series in the future;

     WHEREAS, the Trust has established a new series designated as the Strategic Equity Series; and

     WHEREAS, the Trust and Golden American desire that the Strategic Equity Series be sold to the separate accounts of Golden American to fund benefits under variable life insurance policies and variable annuity contracts issued by Golden American.

     NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

     1. The Strategic Equity Series, together with all other Series listed on Exhibit B to the Organizational Agreement, shall be series under the Organizational Agreement.

     2. Exhibit B to the Organizational Agreement shall be replaced with a new Exhibit B, a copy of which is attached hereto.
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     IN WITNESS WHEREOF, the parties hereto have caused this
Addendum to be executed as of the date indicated above.

                              THE GCG TRUST

/s/Graydon W. Wilcox       By:  /s/Mary Bea Wilkinson
--------------------------      --------------------------
Attest

Asst. Treasurer                 Treasurer
--------------------------      --------------------------
Title                           Title

                              DIRECTED SERVICES, INC.


/s/Graydon W. Wilcox       By:  /s/David L. Jacobson
--------------------------      --------------------------
Attest

Director-Mutual Fund Acctng     Senior Vice President
--------------------------      --------------------------
Title                           Title

                              GOLDEN AMERICAN LIFE INSURANCE
                              COMPANY

/s/Graydon W. Wilcox       By:  /s/Todd A. McGrath
--------------------------      --------------------------
Attest

Director-Mutual Fund Acctng     Vice President
--------------------------      --------------------------
Title                           Title



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                           EXHIBIT B

                               TO

                 ORGANIZATIONAL AGREEMENT AMONG

                          THE GCG TRUST

                               and

                     DIRECTED SERVICES, INC.

                               and

             GOLDEN AMERICAN LIFE INSURANCE COMPANY

Multiple Allocation Series

Fully Managed Series

Limited Maturity Bond Series

Natural Resources Series

Real Estate Series

All-Growth Series

Liquid Asset Series

Capital Appreciation Series

The Fund For Life

Emerging Markets Series

Rising Dividends Series

Market Manager Series

Value Equity Series

Strategic Equity Series